Copyright © 2023 Booz Allen Hamilton Inc. June 2024 INVESTOR PRESENTATION

1 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted EBITDA, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Revenue, Excluding Billable Expenses, Organic Revenue, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion, which are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, and Organic Revenue, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted EPS, and net cash used in operating activities to Free Cash Flow and Free Cash Flow Conversion, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Organic Revenue, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, and Free Cash Flow Conversion, in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Organic Revenue, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion, to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Financial Outlook”, reconciliation of Adjusted Diluted EPS guidance, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations with respect to Adjusted Diluted EPS, and our net income, net interest and other expenses with respect to Adjusted EBITDA and Adjusted EBITDA Margin on Revenue, during the course of fiscal 2025. With respect to Adjusted Diluted EPS guidance, projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance for fiscal 2025 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

COMPANY HISTORY

OUR HERITAGE IS AT THE CORE OF EVERYTHING WE DO

1914
Booz Allen founded in 1914 by Edwin Booz in Chicago

1940
Hired to help U.S. Navy prepare for WWII

2008
Spun off commercial consulting business; Carlyle became majority shareholder

2010
Initial Public Offering

Acquired Defense Systems Engineering & Support

2013
Launched Vision 2020 Strategy—transforming the company from a consulting firm to leading solutions provider

2016
Carlyle completed ownership exit

2017
Acquired Aquilent, Inc., a digital services business

2021
Acquired Liberty IT Solutions

Awarded $1.1B BID contract by the VA

Acquired Tracepoint Holdings

Launched VoLT– new firmwide growth strategy

2022
Acquired EverWatch Corporation

Divested MENA management consulting business and Managed Threat Services (MTS) business

Awarded $1.5B eMAPS2 contract—single largest TO in Company's history

2023
Awarded $1.9B Thunderdome contract

2024
110th Anniversary of Booz Allen's founding

Acquired PAR Government Systems Corporation

With 110 years of industry leadership, Booz Allen is one of the most respected names in government contracting

Booz | Allen | Hamilton®

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3 WHY INVEST IN BOOZ ALLEN BOOZ ALLEN HAS A 110-YEAR HISTORY AS AN INDUSTRY LEADER History of Driving Industry Leading Organic Growth Strategic organic revenue growth and earnings growth Growing backlog, supported by a robust pipeline and sustained win rates Strong Balance Sheet Driven by Robust Cash Generation Strong level of operating cash generation Low leverage and our investment grade rating provide flexibility to pursue future growth opportunities Prudent Capital Deployment Strategy Growing pipeline of strategic M&A opportunities Consistent shareholder returns through sustained dividend growth and opportunistic share repurchases Leveraging Innovations to Deliver Differentiated Solutions First-mover advantage; proven industry leader with transformative capabilities (AI, Cyber, 5G) Continued investment in new capabilities and solutions Relentless Focus on our Clients’ Core Missions 110-year legacy as a trusted partner to our clients Single P&L enables operational agility to react quickly to evolving client needs Operating in Large Addressable Markets Aligned with critical modernization efforts across the federal government Operating in fundamentally strong core markets at the intersection of mission and technology

LEADING FROM THE TOP

OUR PURPOSE IS TO EMPOWER PEOPLE TO CHANGE THE WORLD


Horacio D. Rozanski
President and Chief Executive Officer


Matthew Calderone
Chief Financial Officer


Kristine Martin Anderson
Chief Operating Officer


Nancy Laben
Chief Legal Officer


Richard Crowe
President
Civil Sector


Judi Dotson
President
Global Defense Sector


Thomas Pfeifer
President
National Security Sector


34,200 employees[1]
~1,100 LOCATIONS IN 20+ COUNTRIES

DIVERSITY MEASURES[1]

36% of global workforce identified as female, including
37% of senior management

35% of U.S. workforce identified as people of color, including
21% of senior management

32% of new employee hires globally identified as female and
40% of new employee hires in the U.S. identified as people of color

29% of employee departures globally identified as female and
36% of employee departures in the U.S. identified as people of color

CREDENTIALS[1]

28% are Veterans

65% hold security clearances

87% hold bachelor's degrees

40% hold master's degrees

4% hold doctoral degrees

(1) As reported in Booz Allen's Annual Report on Form 10-K for the fiscal year ended March 31, 2024. Numbers are rounded, and percentages are based on voluntary self-reporting.

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5 VOLT: OUR GROWTH STRATEGY WE WILL OPERATE WITH INCREASED SPEED, AGILITY AND SCALE IN A RAP IDLY CHANGING, HIGHLY COMPETITIVE AND INCREASINGLY TECHNICAL ENVIRONMENT BUILDING BLOCKS OF VoLT ACHIEVED BY • Doubling-down on innovation • Using strategic M&A and partnerships to build market positions • Making decisions closer to the needs of clients VELOCITY: GET THERE FIRST Leverage our mission knowledge to get to the future at speed and scale LEADERSHIP: TRANSFORM WITH CONVICTION Redefine mission leadership to stand apart in this new era TECHNOLOGY: DIFFERENTIATE TO WIN Put technology at the heart of the client mission to define the next generation of impact • Identifying client needs ripe for hyper- growth • Scaling businesses at the nexus of mission and technology • Using mission insights to develop solutions • Identifying, building and scaling next generation technology to transform mission

6 TECHNICAL EXPERIENCE GROUPS (TXGs) A MULTI-YEAR JOURNEY TO BUILD RICH, SELF-SUSTAINING TECHNICAL TALENT COMMUNITIES ACROSS BOOZ ALLEN Justin Neroda (CTO) Scott Jachimski (GDS) PLATFORM & INFRASTRUCTURE Raynor Dahlquist (NSS) Jandria Alexander (GDS) Saurin Shah (NSS) Craig Swanson (CS) Santiago Milan (CS) Cameron Mayer (GDS) Dan Tucker (CS) Dave Gagliano (GDC) Brian Zimmerman (GDS) Adam Weiner (GDS) Osama Malik (CS) Brian MacCarthy (CTO) ARTIFICIAL INTELLIGENCE CYBER DATA SCIENCE & DATA ENGINEERING EXPERIENCE & IMMERSIVE CLOUD & INFRASTRUCTURE SOFTWARE ENGINEERING SYSTEMS & DIGITAL ENGINEERING TECH STRATEGY & PRODUCT MANAGEMENT (1) For more information on our technical communities, please refer to our Form 10-K for the fiscal year ended March 31, 2024. TXGs are designed to build technical affiliation and skills, generate opportunities for career growth, and advance our technical capabilities and solutions around eight functional areas that are important to the Company’s growth.

7 Broad Customer Base(1) BROAD CUSTOMER BASE WE SERVE A BROAD CUSTOMER BASE THAT SPANS ACROSS THE U.S. GOVERN MENT AND COMMERCIAL MARKETS + U.S. Intelligence Agencies: National Security Agency, National Geospatial-Intelligence Agency, National Reconnaissance Office + Military Intelligence Agencies: Defense Intelligence Agency, Service Intelligence Centers, Intelligence Surveillance Reconnaissance Units INTELLIGENCE, 17% + Aerospace: Air Force, Space Force, NASA + Army + Joint Combatant Commands + Navy/Marine Corps DEFENSE, 47% CIVIL, 36% (2) + Homeland Security + Health & Human Services + Justice + Treasury + Veterans Affairs (1) All percentages of revenue are approximate; exact percentages of revenue are reported in our Form 10-K for the fiscal year ended March 31, 2024. (2) Includes Global Commercial revenue, which was 2 percent of total revenue in fiscal year 2024. Given its small relative size, Global Commercial revenue will be reported with Civil.

8 $675 $1,175 10.1% 11.0% FY19 FY24 STRONG FINANCIAL RETURNS WE HAVE A PROVEN TRACK RECORD OF STRONG FINANCIAL PERFORMANCE Delivering Robust Organic Growth ($ in billions) Sustained Adjusted EBITDA & Margin Expansion ($ in millions) Organic Revenue Growth(1)(2) Strong Cash Flow Generation ($ in millions) Significant Capital Deployment ($ in millions)(3)(5) (1) Fiscal Year 2019 revenue was all organic. (2) Organic revenue of $10.6 billion as of March 31, 2024 is calculated as $10.7 billion of consolidated revenue less revenue from acquisitions of approximately $82 million. (3) As reported in our Forms 10-K for fiscal years ended March 31, 2020, 2021, 2022, 2023 and 2024; totals may not sum due to rounding. (4) A reconciliation of non-GAAP financial measures can be found in the Appendix. 11.7% CAGR ($) +90 bps (%) Adjusted EBITDA(3)(4) Adjusted EBITDA Margin(3)(4) Operating Cash Flow(3)(4) Free Cash Flow Conversion(3)(4) 9.6% CAGR $6.7 $10.6 FY19 FY24 $551.4 $718.7 $736.5 $602.8 $258.8 94% 117% 116% 87% 27% FY20 FY21 FY22 FY23 FY24 146.6 181.1 209.1 235.7 253.4 186.6 318.1 419.3 224.0 415.0 72.2 865.5 445.3 23.3 FY20 FY21 FY22 FY23 FY24 Quarterly Dividends Share Repurchases M&A $333 $571 $1,494 $905 $692

CAPITAL DEPLOYMENT: FY24 IN REVIEW

OUR DEPLOYMENT PRIORITIES FOLLOW A DISCIPLINED, OPPORTUNISTIC APPROACH THAT MAXIMIZES NEAR- AND LONG-TERM SHAREHOLDER VALUE

In FY24, we deployed ~$692M through a mix of quarterly dividends, strategic investments, and share repurchases

Quarterly Dividends

- ~$253M in quarterly dividends
- 11th consecutive fiscal year increasing our quarterly dividend
- ~42% historical dividend payout ratio[1]

Sustained strong annual dividend growth since 2013

Strategic Transactions

- ~$23M in strategic investments in leading-edge technical solutions, like Albedo and Second Front Systems, to accelerate mission delivery

Strategic investments to fuel growth

Share Repurchases

- ~$415M in share repurchases
- Opportunistically look for periods where shares trade below market value; balance with other capital needs

Opportunistic share buybacks, based on changing economic conditions and market performance

Capital Expenditures

- Focused investments in IP/IC to help deliver differentiated mission solutions
- Ongoing investments that support the shifting needs of the business, including modernizing secured facilities and supporting our hybrid work model

Driving growth through strategic investments in our infrastructure

We remain committed to a balanced capital allocation strategy to maximize long-term shareholder value

(1) As measured over a five-year period.

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10 177% 99% 69% Category 1Booz Allen Russell 1000 Index S&P Software and Services Select Industry Index 104% 53% 32% 177% 94% 63% 5-year 3-year 1-year Booz Allen Core Peers OUTPERFORMING THE MARKET DRIVING LONG-TERM SHAREHOLDER VALUE THROUGH STRONG FINANCIAL PERFORMANCE AND PRUDENT CAPITAL MANAGEMENT Total Shareholder Returns vs. Core Peers One-, Three- and Five-Year Periods(1) Total Shareholder Returns vs. Broader Indexes Five-Year Period(1) (1) As of March 31, 2024. Core peers include: CACI, LDOS, and SAIC.

11 STRONG BACKLOG AND CONTRACT- LEVEL PERFORMANCE DEMONSTRATES THE STRENGTH OF OUR VALUE PROPOSITION AND CORE CAPA BILITIES Historical Backlog(1)(2) ($ in millions) (1) As reported in our Forms 10-K for the fiscal years ended March 31, 2020, 2021, 2022, 2023 and 2024. (2) Backlog presented as of March 31, 2023 includes $282 million of backlog for EverWatch Corp., which was acquired during fiscal 2023. Original backlog value at acquisition was $292 million. Historical Book-to-Bill LTM Book-to-Bill Ratios 3,415 3,510 3,710 4,619 4,822 4,518 6,086 9,925 9,519 9,463 12,796 14,436 15,612 17,064 19,533 FY20 FY21 FY22 FY23 FY24 Funded Unfunded Priced Options 20,729 24,032 29,247 31,202 33,818 1.19x 1.42x 1.36x 1.18x 1.25x FY20 FY21 FY22 FY23 FY24

12 FY25 PIPELINE AND DEMAND DYNAMICS EXPANDING PIPELINE FUELS GROWTH MOMENTUM (1) Qualified pipeline and backlog as of March 31, 2024. (2) Includes awards that were under protest as of March 31, 2024. (3) Rates disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024. Consideration Conversion Diverse portfolio with limited concentration risk✓ Strong demand environment aligned to innovation agenda✓ ~63% win rate on new work ~92% on recompetes(3)✓ Backlog of ~$33B+ ~14% of which is funded(1)✓ Ample demand and strong growth prospects support momentum across the business. QUALIFIED PIPELINE OF $63B+(1)(2) PROPOSALS IN PROCESS OF $3B+ SUBMITTED PROPOSALS OF $14B+(2)

13 ESG HIGHLIGHTS AT A GLANCE ENVIRONMENTAL, SOCIAL, GOVERNANCE IMPACTS SUPPORT LONG-TERM RESILIENCE (1) (1) Unless otherwise specified, data points noted on this slide are as of March 31, 2023. (2) As of April 1, 2024 with respect to the Board of Directors, and as of March 31, 2024 with respect to senior leadership that is female. (3) As of December 2023.

Copyright © 2023 Booz Allen Hamilton Inc. FISCAL 2024 FINANCIAL RESULTS & FISCAL 2025 OUTLOOK

15 KEY FINANCIAL RESULTS FISCAL YEAR 2024 RESULTS (1) Comparisons are to prior fiscal year period. (2) Reconciliations of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue can be found on Slide 22. Net Income attributable to common stockholders was $128.0 million and $605.7 million for the three and twelve months ended March 31, 2024, respectively. Net income margin attributable to common stockholders was 4.6% and 5.7% for the three and twelve months ended March 31, 2024, respectively. FOURTH QUARTER(1) FISCAL YEAR 2024(1) Revenue $2.8 billion +13.9% $10.7 billion +15.2% Revenue, Excluding Billable Expenses $1.9 billion +13.7% $7.4 billion +14.4% Net Income $128 million +287.2% $606 million +123.3% Adjusted EBITDA(2) $287 million +23.9% $1,175 million +15.9% Adjusted EBITDA Margin on Revenue(2) 10.3% +8.4% 11.0% —% Adjusted Net Income $172 million +28.8% $719 million +18.8% Diluted EPS $0.98 +288.5% $4.59 +126.1% Adjusted Diluted EPS $1.33 +31.7% $5.50 +20.6% Net Cash Provided by Operating Activities $144 million (39.4)% $259 million (57.1)%

16 FINANCIAL OUTLOOK FULL YEAR FISCAL 2025 GUIDANCE (1) OPERATING PERFORMANCE Fiscal Year 2025 Revenue Growth 8.0% – 11.0% Adjusted EBITDA $1,260 – $1,300 million Adjusted EBITDA Margin on Revenue ~11% Adjusted Diluted EPS $5.80 – $6.05 Net Cash Provided by Operating Activities $825 – $925 million (1) Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Disclaimer." KEY ASSUMPTIONS Fiscal Year 2025 Adjusted Effective Tax Rate 23% – 25% Average Diluted Shares Outstanding 129 – 131 million Interest Expense $180 – $190 million Depreciation and Amortization ~$160 million Cash Taxes Related to Section 174 ~$100 million Capital Expenditures ~$100 million

Copyright © 2023 Booz Allen Hamilton Inc. FY2023 – FY2025 INVESTMENT THESIS

18 INVESTMENT THESIS EXCEPTIONAL SHAREHOLDER VALUE CREATION FY2023– FY2025 GOALS Competitive Edge at the Mission- Innovation Intersection ADJUSTED EBITDA GROWTH TO $1.2–1.3B Disciplined Capital Deployment $2.0– 3.5B Organic Revenue 5– 8% Strategic Acquisitions & Investments Strong Mid 10% Adjusted EBITDA Margin ++

Copyright © 2023 Booz Allen Hamilton Inc. APPENDIX

20 NON- GAAP FINANCIAL INFORMATION • “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. • “Adjusted Operating Income” represents operating income before the change in provision for claimed indirect costs, acquisition and divestiture costs, financing transaction costs, significant acquisition amortization, DC tax assessment adjustment, and the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2024. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • “Adjusted EBITDA” represents net income (loss) attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including the change in provision for claimed indirect costs, acquisition and divestiture costs, financing transaction costs, DC tax assessment adjustment, and the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2024. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. • “Adjusted Net Income” represents net income (loss) attributable to common stockholders before: (i) the change in provision for claimed indirect costs, (ii) acquisition and divestiture costs, (iii) financing transaction costs, (iv) significant acquisition amortization, (v) DC tax assessment adjustment, (vi) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2024, (vii) valuation adjustments to cost method investments, (viii) gains associated with divestitures or deconsolidation, and (iv) amortization and write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2024. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. • "Adjusted Effective Tax Rate" represents income tax expense (benefit) excluding the income tax effects of adjustments to net income, divided by adjusted earnings before income tax expense. • "Organic Revenue" and "Organic Revenue Growth" represent growth in consolidated revenue adjusted for revenue from acquisitions and divestitures.

NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Fiscal Year Ended March 31, 2024	Fiscal Year Ended March 31, 2023
Revenue, Excluding Billable Expenses				
Revenue	$ 2,771,327	$ 2,433,261	$ 10,661,896	$ 9,258,911
Less: Billable expenses	844,788	739,124	3,281,776	2,808,857
Revenue, Excluding Billable Expenses*	$ 1,926,539	$ 1,694,137	$ 7,380,120	$ 6,450,054
Adjusted Operating Income				
Operating Income (loss)	$ 264,439	$ (42,908)	$ 1,013,403	$ 446,848
Change in provision for claimed indirect costs (a)	—	—	(18,345)	—
Acquisition and divestiture costs (b)	2,100	4,148	7,580	44,269
Financing transaction costs (c)	—	—	820	6,888
Significant acquisition amortization (d)	13,596	15,278	53,897	51,553
DC tax assessment adjustment (e)	(20,050)	—	(20,050)	—
Legal matter reserve (f)	—	226,000	27,453	350,000
Adjusted Operating Income	$ 260,085	$ 202,518	$ 1,064,758	$ 899,558
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income (loss) attributable to common stockholders	$ 127,955	$ (68,422)	$ 605,706	$ 271,791
Income tax expense (benefit)	91,323	(6,552)	247,614	96,734
Interest and other, net (g)	45,161	31,992	160,083	78,899
Depreciation and amortization	40,335	44,284	164,203	165,484
EBITDA	304,774	1,302	1,177,606	612,908
Change in provision for claimed indirect costs (a)	—	—	(18,345)	—
Acquisition and divestiture costs (b)	2,100	4,148	7,580	44,269
Financing transaction costs (c)	—	—	820	6,888
DC tax assessment adjustment (e)	(20,050)	—	(20,050)	—
Legal matter reserve (f)	—	226,000	27,453	350,000
Adjusted EBITDA	$ 286,824	$ 231,450	$ 1,175,064	$ 1,014,065
Net income margin attributable to common stockholders	4.6 %	(2.8)%	5.7 %	2.9 %
Adjusted EBITDA Margin on Revenue	10.3 %	9.5 %	11.0 %	11.0 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	14.9 %	13.7 %	15.9 %	15.7 %

*Revenue, Excluding Billable Expenses includes $18.3 million of revenue resulting from the reduction to our provision for claimed indirect costs (see note a below), and $20.1 million of revenue resulting from the impact of the Company's unfavorable ruling from the District of Columbia Court of Appeals (see note e below).

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22 Three Months Ended March 31, Fiscal Year Ended March 31, Adjusted Net Income Net income attributable to common stockholders $ 127,955 $ (68,422) $ 605,706 $ 271,791 Change in provision for claimed indirect costs (a) — — (18,345) — Acquisition and divestiture costs (b) 2,100 4,148 7,580 44,269 Financing transaction costs (c) — — 820 6,888 Significant acquisition amortization (d) 13,596 15,278 53,897 51,553 DC tax assessment adjustment (e) (20,050) — (20,050) — Legal matter reserve (f) — 226,000 27,453 350,000 Valuation adjustment to cost method investments (h) 5,669 — 5,669 — Gains associated with divestitures or deconsolidation (i) — — — (44,632) Amortization or write-off of debt issuance costs and debt discount 1,067 774 4,017 6,554 Adjustments for tax effect (j) 42,124 (43,871) 52,218 (81,389) Adjusted Net Income $ 172,461 $ 133,907 $ 718,965 $ 605,034 Adjusted Diluted Earnings Per Share Weighted-average number of diluted shares outstanding $ 130,040,939 $ 132,364,339 $ 130,815,903 $ 132,716,436 Diluted earnings per share $ 0.98 $ (0.52) $ 4.59 $ 2.03 Adjusted Net Income Per Diluted Share (k) $ 1.33 $ 1.01 $ 5.50 $ 4.56 Free Cash Flow Net cash provided by operating activities 143,770 237,148 258,838 602,822 Less: Purchases of property, equipment and software (16,167) (24,732) (66,699) (76,130) Free Cash Flow $ 127,603 $ 212,416 $ 192,139 $ 526,692 Operating cash flow conversion 112% (347) % 43% 222 % Free cash flow conversion 74% 159% 27% 87 % NON- GAAP FINANCIAL INFORMATION (UNAUDITED)

23 NON- GAAP FINANCIAL INFORMATION (UNAUDITED) (a) Represents the reduction to our provision for claimed indirect costs recorded during the second quarter of fiscal 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audit of our claimed indirect costs for fiscal 2022. See Note 20, “Commitments and Contingencies,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2024 for further information. (b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees, primarily associated with the acquisitions of Liberty IT Solutions, LLC (“Liberty”) and Tracepoint Holdings, LLC (“Tracepoint”) in fiscal 2022, and the acquisition of EverWatch Corp. (“EverWatch”) and the divestitures of our management consulting business serving the Middle East and North Africa (“MENA”) and our Managed Threat Services business (“MTS”) in fiscal 2023. See Note 5, “Acquisition and Divestitures,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2024 for further information. (c) Reflects expenses associated with debt financing activities incurred during the second quarters of fiscal 2024 and 2023. (d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the second quarter of fiscal 2022 and EverWatch in the third quarter of fiscal 2023. (e) Reflects the impact (specifically the revenue from recoverable expenses) of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue (“DC OTR”). See Note 13, “Income Taxes,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2024 for further information. (f) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, “Commitments and Contingencies,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2024 for further information. (g) Reflects the combination of Interest expense and Other income, net from the consolidated statement of operations. (h) Represents non-recurring valuation adjustments to the Company's cost method investments, primarily the write-off of one of its investments. (i) Represents the gain recognized on the divestitures of the Company's MENA business in the second quarter of fiscal 2023, its MTS business in the third quarter of fiscal 2023, and the gain on the deconsolidation of an artificial intelligence software platform business in the third quarter of fiscal 2023. (j) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The tax effect also includes the indirect effects of uncertainty around the application of Section 174 of the Tax Cuts and Jobs Act of 2017 ($(22.0) million for fiscal 2024, and $22.0 million for fiscal 2023), and the impact of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the DC OTR ($42.7 million for the three and twelve months ended March 31, 2024, respectively). See Note 13, “Income Taxes,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2024 for further information. (k) Excludes adjustments of approximately $1.1 million and $5.0 million of net earnings for the three and twelve months ended March 31, 2024, respectively, and approximately $0.5 million and $2.1 million of net earnings for the three and twelve months ended March 31, 2023, respectively, associated with the application of the two- class method for computing diluted earnings per share.

24 FINANCIAL RESULTS – KEY DRIVERS Fourth Quarter Fiscal 2024 – Below is a summary of the key factors driving results for the fiscal 2024 fourth quarter ended March 31, 2024 as compared to the prior year period: • Revenue increased 13.9% to $2.8 billion and Revenue, Excluding Billable Expenses increased 13.7% to $1.9 billion. Revenue growth was primarily driven by strong demand for our services and solutions as well as an increase in headcount to meet that demand. • Operating income (loss) increased to $264.4 million from $(42.9) million, and Adjusted Operating Income increased to $260.1 million from $202.5 million. The increase was primarily driven by the same drivers benefiting revenue growth as well as strong contract-level performance coupled with ongoing cost management efforts. In addition, fiscal 2023 operating income (loss) was negatively impacted by a $226.0 million reserve associated with the U.S. Department of Justice's investigation of the Company recorded in the fourth quarter. The increase in Adjusted Operating Income was driven by the same factors impacting operating income (loss) with the exception of the aforementioned legal matter reserve, which did not impact Adjusted Operating Income. • Net income (loss) and net income (loss) attributable to common stockholders both increased to $128.0 million from $(68.3) million and $(68.4) million, respectively. Adjusted Net Income increased to $172.5 million from $133.9 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. An increase in income tax expense, primarily as a result of increases in state taxes related to an unfavorable ruling received from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue (“DC OTR”), also had an unfavorable impact on net income. Net income (loss) and Adjusted Net Income were also affected by higher interest expense. • EBITDA increased to $304.8 million from $1.3 million and Adjusted EBITDA increased to $286.8 million from $231.5 million. These changes were due to the same factors as operating income and Adjusted Operating Income, respectively. • Diluted EPS increased to $0.98 from $(0.52) and Adjusted Diluted EPS increased to $1.33 from $1.01. The changes were primarily driven by the same factors as net income and Adjusted Net Income, respectively, as well as a lower share count in the fourth quarter of fiscal 2024.

25 FINANCIAL RESULTS – KEY DRIVERS Fiscal year ended March 31, 2024 – Below is a summary of the key factors driving results for the fiscal year 2024 ended March 31, 2024 as compared to the prior year: • Revenue increased 15.2% to $10.7 billion and Revenue, Excluding Billable Expenses increased 14.4% to $7.4 billion. Revenue growth was primarily driven by strong demand for our services and solutions as well as an increase in headcount to meet that demand. • Operating income increased to $1,013.4 million from $446.8 million, and Adjusted Operating Income increased to $1,064.8 million from $899.6 million. The increase was primarily driven by the same drivers benefiting revenue growth as well as strong contract-level performance coupled with ongoing cost management efforts. In addition, fiscal 2023 operating income was negatively impacted by a $350.0 million reserve associated with the U.S. Department of Justice's investigation of the Company. The increase in Adjusted Operating Income was driven by the same factors impacting Operating Income with the exception of the aforementioned legal matter reserve, which did not impact Adjusted Operating Income. • Net income and net income attributable to common stockholders both increased to $605.7 million from $271.2 million and $271.8 million, respectively. Adjusted Net income increased to $719.0 million from $605.0 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. Net income in the prior year was affected by a $31.2 million pre-tax gain from the divestiture of the Company's MENA business, an $8.9 million pre-tax gain from the de-consolidation of an artificial intelligence software platform business, and a $4.6 million pre-tax gain associated with the divestiture of the Company's Managed Threat Services business. In addition, an increase in the provision for income taxes associated with the reversal of an uncertain tax position related to Section 174 of the Tax Cuts and Jobs Act of 2017 had a negative impact on net income, as well as increases in state taxes related to an unfavorable ruling received from the District of Columbia Court of Appeals related to contested tax assessments from the DC OTR. Net income and Adjusted Net Income were also affected by higher interest expense. • EBITDA increased to $1,177.6 million from $612.9 million and Adjusted EBITDA increased to $1,175.1 million from $1,014.1 million These changes were due to the same factors as operating income and Adjusted Operating Income, respectively. • Diluted EPS increased to $4.59 from $2.03 and Adjusted Diluted EPS increased to $5.50 from $4.56. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as a lower share count in fiscal 2024. • Net cash provided by operating activities was $258.8 million for the fiscal year ended March 31, 2024, as compared to $602.8 million in the prior year. Free Cash Flow was $192.1 million for the fiscal year ended March 31, 2024, as compared to $526.7 million in the prior year. Fiscal 2024 operating cash was aided by strong collection performance and overall revenue growth but was impacted by a $377.5 million outflow related to the U.S. Department of Justice matter noted above.

26 • Website: investors.boozallen.com • Contact Information: ― Investor Relations Nathan P. Rutledge Director & Head of Investor Relations 202-440-3943 Rutledge_Nathan@bah.com ― Media Jessica Klenk Director, Media Relations 703-377-4296 Klenk_Jessica@bah.com BOOZ ALLEN INVESTOR & MEDIA RELATIONS CONTACTS